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Exhibit 99.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the quarterly report of Pathmark Stores, Inc. (the "Company") on Form 10-Q for the period ended May 3, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eileen R. Scott, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  the information contained in the Report fairly represents, in all material respects, the financial condition and results of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Eileen R. Scott
Name:	Eileen R. Scott
Title:	Chief Executive Officer
Date:	June 11, 2003

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Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002